Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-1 No. 333-221593) of Terraform Power, Inc.,
(2)Registration Statement (Form S-8 No. 333-205337) of Terraform Power, Inc., and
(3)Registration Statement (Form S-3 No. 333-234076) of Terraform Power, Inc.;

of our reports dated March 17, 2020, with respect to the consolidated financial statements of Terraform Power, Inc. and the effectiveness of internal control over financial reporting of Terraform Power, Inc. included in this Annual Report (Form 10-K) of Terraform Power, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

New York, New York
March 17, 2020